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                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                       Settlement Date 1/31/2004
                                                    Determination Date 2/11/2004
                                                     Distribution Date 2/17/2004

I.      All Payments on the Contracts                                                                                    537,854.99
II.     All Liquidation Proceeds on the Contracts with
          respect to Principal                                                                                            30,258.95
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         12,113.58
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including
          Investment Earnings)                                                                                             1,479.26
VIII.   Transfers to the Pay-Ahead Account                                                                                (1,553.11)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection
                 Account                                                                                                       0.00
          (b)  To Sellers with respect to the Pay-Ahead
                 Account                                                                                                      (0.53)
X.      Deposits in error 0.00 Total available amount in
          Collection Account                                                                                          $  580,153.14
                                                                                                                      =============


DISTRIBUTION AMOUNTS                                                 Cost per $1000
---------------------------------------------                      ------------------

1.    (a) Class A-1 Note Interest Distribution                                                      0.00
      (b) Class A-1 Note Principal Distribution                                                     0.00
             Aggregate Class A-1 Note Distribution                     0.00000000                                              0.00

2.    (a) Class A-2 Note Interest Distribution                                                      0.00
      (b) Class A-2 Note Principal Distribution                                                     0.00
            Aggregate Class A-2 Note Distribution                      0.00000000                                              0.00

3.    (a) Class A-3 Note Interest Distribution                                                      0.00
      (b) Class A-3 Note Principal Distribution                                                     0.00
            Aggregate Class A-3 Note Distribution                      0.00000000                                              0.00

4.    (a) Class A-4 Note Interest Distribution                                                      0.00
      (b) Class A-4 Note Principal Distribution                                                     0.00
           Aggregate Class A-4 Note Distribution                       0.00000000                                              0.00

5.    (a) Class A-5 Note Interest Distribution                                                      0.00
      (b) Class A-5 Note Principal Distribution                                                     0.00
            Aggregate Class A-5 Note Distribution                      0.00000000                                              0.00

6.    (a) Class A-6 Note Interest Distribution                                                      0.00
      (b) Class A-6 Note Principal Distribution                                                     0.00
            Aggregate Class A-6 Note Distribution                      0.00000000                                              0.00

7.    (a) Class B Note Interest Distribution                                                   17,754.83
      (b) Class B Note Principal Distribution                                                 375,167.52
            Aggregate Class B Note Distribution                       36.89411737                                        392,922.35

8.    (a) Class C Note Interest Distribution                                                   98,822.83
      (b) Class C Note Principal Distribution                                                       0.00
            Aggregate Class C Note Distribution                        5.70833312                                         98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                        8,542.30
      (b)  Reimbursement of prior Monthly Advances                                             15,522.09
               Total Servicer Payment                                                                                     24,064.39

10.   Deposits to the Reserve Account                                                                                     64,343.57

Total Distribution Amount from Collection Account                                                                     $  580,153.14
                                                                                                                      =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess
               Collections                                                                     20,524.31
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
               from Excess Collections                                                         20,037.56
      (c)  Distribution from the Reserve Account to the
               Sellers(Chase USA)                                                                   0.00
      (d)  Distribution from the Reserve Account to the
               Sellers(Chase Manhattan Bank)                                                        0.00
                        Total Amounts to Sellers(Chase USA
                              & Chase Manhattan Bank)                                                                     40,561.87
                                                                                                                      =============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the
               Sellers(Chase USA)                                                                   0.27
      (b)  Distribution from the Payahead Account to the
               Sellers(Chase Manhattan Bank)                                                        0.26
                        Total Amounts to Sellers(Chase USA
                              & Chase Manhattan Bank)                                                                          0.53
                                                                                                                      =============
                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @     5.845%                                                         0.00
        (b) Class A-2 Notes    @     6.028%                                                         0.00
        (c) Class A-3 Notes    @     6.140%                                                         0.00
        (d) Class A-4 Notes    @     6.250%                                                         0.00
        (e) Class A-5 Notes    @     6.420%                                                         0.00
        (f) Class A-6 Notes    @     6.500%                                                         0.00
                     Aggregate Interest on Class A Notes                                                                       0.00
        (g) Class B Notes      @     6.680%                                                                               17,754.83
        (h) Class C Notes      @     6.850%                                                                               98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00
        (e) Class A-5 Notes                                                                         0.00
        (f) Class A-6 Notes                                                                         0.00
        (g) Class B Notes                                                                           0.00
        (h) Class C Notes                                                                           0.00


3.   Total Distribution of Interest                                  Cost per $1000
                                                                   ------------------
        (a) Class A-1 Notes                                            0.00000000                   0.00
        (b) Class A-2 Notes                                            0.00000000                   0.00
        (c) Class A-3 Notes                                            0.00000000                   0.00
        (d) Class A-4 Notes                                            0.00000000                   0.00
        (e) Class A-5 Notes                                            0.00000000                   0.00
        (f) Class A-6 Notes                                            0.00000000                   0.00
                     Total Aggregate Interest on Class A
                         Notes                                                                                                 0.00
        (g) Class B Notes                                              1.66712019                                         17,754.83
        (h) Class C Notes                                              5.70833312                                         98,822.83


                 PRINCIPAL
---------------------------------------------

                                                                    No. of Contracts
                                                                   ------------------
1.   Amount of Stated Principal Collected                                                     253,790.44
2.   Amount of Principal Prepayment Collected                                  15             117,272.36
3.   Amount of Liquidated Contract                                              2               4,104.72
4.   Amount of Repurchased Contract                                             0                   0.00

       Total Formula Principal Distribution Amount                                                                       375,167.52

5.   Principal Balance before giving effect to Principal
       Distribution                                                                           Pool Factor
                                                                                             -------------
        (a) Class A-1 Notes                                                                     0.0000000                      0.00
        (b) Class A-2 Notes                                                                     0.0000000                      0.00
        (c) Class A-3 Notes                                                                     0.0000000                      0.00
        (d) Class A-4 Notes                                                                     0.0000000                      0.00
        (e) Class A-5 Notes                                                                     0.0000000                      0.00
        (f) Class A-6 Notes                                                                     0.0000000                      0.00
        (g) Class B Notes                                                                       0.2994826              3,189,490.05
        (h) Class C Notes                                                                       1.0000000             17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                          Cost per $1000
                                                                   ------------------
        (a) Class A-1 Notes                                            0.00000000                                              0.00
        (b) Class A-2 Notes                                            0.00000000                                              0.00
        (c) Class A-3 Notes                                            0.00000000                                              0.00
        (d) Class A-4 Notes                                            0.00000000                                              0.00
        (e) Class A-5 Notes                                            0.00000000                                              0.00
        (f) Class A-6 Notes                                            0.00000000                                              0.00
        (g) Class B Notes                                             35.22699718                                        375,167.52
        (h) Class C Notes                                              0.00000000                                              0.00

8.   Principal Balance after giving effect to Principal
       Distribution                                                                           Pool Factor
                                                                                             -------------
        (a) Class A-1 Notes                                                                     0.0000000                      0.00
        (b) Class A-2 Notes                                                                     0.0000000                      0.00
        (c) Class A-3 Notes                                                                     0.0000000                      0.00
        (d) Class A-4 Notes                                                                     0.0000000                      0.00
        (e) Class A-5 Notes                                                                     0.0000000                      0.00
        (f) Class A-6 Notes                                                                     0.0000000                      0.00
        (g) Class B Notes                                                                       0.2642556              2,814,322.53
        (h) Class C Notes                                                                       1.0000000             17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                               Aggregate
                                                                                               Principal
                                                                    No. of Contracts            Balance
                                                                   ------------------        -------------
1.   Pool Stated Principal Balance as of     1/31/2004                        792            20,126,351.78

2.   Delinquency Information                                                                                          % Delinquent
                                                                                                                      -------------

              (a) 31-59 Days                                                   19               519,450.25                    2.581%
              (b) 60-89 Days                                                    5                23,803.26                    0.118%
              (c) 90-119 Days                                                   6               144,279.79                    0.717%
              (d) 120 Days +                                                    0                     0.00                    0.000%

3.   Contracts Repossessed during the Due Period                                0                     0.00

4.   Current Repossession Inventory                                             1                85,131.70

5.   Aggregate Net Losses for the preceding Collection
      Period
       (a)  Aggregate Principal Balance of Liquidated
              Receivables                                                       2                 4,104.72
       (b)  Net Liquidation Proceeds on any Liquidated
              Receivables                                                                        30,258.95
                                                                                             -------------
       Total Aggregate Net Losses for the preceding
          Collection Period                                                                                              -26,154.23

6.   Aggregate Losses on all Liquidated Receivables
       (Year-To-Date)                                                                                                    -26,154.23

7.   Aggregate Net Losses on all Liquidated Receivables
       (Life-To-Date)                                                         609                                      5,339,665.66

8.   Weighted Average Contract Rate of all Outstanding
       Contracts                                                                                                              8.880%

9.   Weighted Average Remaining Term to Maturity of all
       Outstanding Contracts                                                                                                 99.880


              TRIGGER ANALYSIS
---------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage                 1.964%
     (b) Delinquency Percentage Trigger in effect ?                           NO

2.   (a) Average Net Loss Ratio                             -0.009%
     (b) Net Loss Ratio Trigger in effect ?                                   NO
     (c) Net Loss Ratio (using ending Pool Balance)         -0.045%

3.   (a) Servicer Replacement Percentage                    -0.097%
     (b) Servicer Replacement Trigger in effect ?                             NO


               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                               8,542.30

2.    Servicer Advances                                                                                                   12,113.58

3.    (a)  Opening Balance of the Reserve Account                                                                      5,298,746.54
      (b)  Deposits to the Reserve Account                                                       64,343.57
      (c)  Investment Earnings in the Reserve Account                                             2,712.35
      (d)  Distribution from the Reserve Account                                                (40,561.87)
      (e)  Ending Balance of the Reserve Account                                                                       5,325,240.59

4.    Specified Reserve Account Balance 5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                        2,396.01
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                          1,553.11
      (c)  Investment Earnings in the Pay-Ahead Account                                               0.53
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                        (1,479.26)
      (e)  Ending Balance in the Pay-Ahead Account                                                                         2,470.39
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